Exhibit 10.13

Certain confidential information contained in this document, marked by [***], has been omitted pursuant to Regulation S-K, Item 601(b) because the registrant has determined that the omitted information (i) is not material and (ii) is the type that the registrant treats as private or confidential

ARDENT HEALTH PARTNERS, INC.
2024 OMNIBUS INCENTIVE AWARD PLAN
PERFORMANCE RESTRICTED STOCK UNIT GRANT NOTICE
Ardent Health Partners, Inc., a Delaware corporation (the “Company”), pursuant to its 2024 Omnibus Incentive Award Plan, as amended from time to time (the “Plan”), this Performance Restricted Stock Unit Grant Notice (this “Grant Notice”), and the Performance Restricted Stock Unit Award Agreement attached hereto (the “Award Agreement”), is pleased to grant to the holder below (“Participant”) the number of Performance Restricted Stock Units (the “PRSUs”) set forth below. The PRSUs are subject to the terms and conditions set forth in this Grant Notice and the Award Agreement and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Award Agreement.

Participant:
Grant Date:
Total Target Number of PRSUs:
Vesting Schedule:	The PRSUs shall vest in accordance with the terms, including the achievement of the Performance Goals, set forth in the Appendix to this Grant Notice (the “Appendix”).
By signing below, Participant agrees to be bound by the terms and conditions of the Plan, the Award Agreement and this Grant Notice (which, for the avoidance of doubt, shall include the Appendix). Participant has reviewed the Award Agreement, the Plan and this Grant Notice, has had an opportunity to obtain the advice of counsel and his or her tax advisor prior to executing the Grant Notice and fully understands all provisions of the Award Agreement, the Plan and this Grant Notice. Participant hereby agrees to accept as binding all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Award Agreement.

Ardent Health Partners, Inc.	Participant
By:	By:
Name:	Name:
Title:

1

APPENDIX

VESTING PERIOD, PERFORMANCE PERIODS, PERFORMANCE GOALS,
PERFORMANCE DETERMINATION AND CERTIFICATION

1.Vesting Period. Subject to the Plan and the Award Agreement, the period during which this Award shall remain forfeitable shall begin on the Grant Date set forth on the Grant Notice and end on December 31, 202[ ] (the “Vesting Date”).

2.Performance Matters. Subject to the Plan and the Award Agreement, the applicable percentage of PRSUs set forth on the Grant Notice (the “Target PRSUs”) that may be earned, if any, with respect to the 202[ ] and 202[ ] calendar years (the “Performance Period”), shall be determined as follows:

a.[***] of the Target PRSUs (“Target EBITDAR PRSUs”) are subject to the Company’s cumulative Adjusted EBITDAR (as defined below) performance during the Performance Period (the “EBITDAR Goal”). The number of PRSUs earned, if any, with respect to the EBITDAR Goal shall be determined by multiplying the number of such Target EBITDAR PRSUs by the applicable percentage described below:*

Adjusted EBITDAR Performance ($000s)	Percentage Earned	Performance Level
[***]	[***]	Maximum
[***]	[***]	Target
[***]	[***]	Threshold
[***]	0%	Below Threshold
    * Straight-line interpolation shall apply between performance levels.

b.[***] of the Target PRSUs (“Target NR PRSUs”) are subject to the Company’s cumulative Net Revenue (as defined below) performance during the Performance Period (the “Revenue Goal”). The number of PRSUs earned, if any, with respect to the Revenue Goal shall be determined by multiplying the number of such Target NR PRSUs by the applicable percentage described below:**

Net Revenue Performance ($000s)	Percentage Earned	Performance Level
[***]	[***]	Maximum
[***]	[***]	Target
[***]	[***]	Threshold
[***]	0%	Below Threshold
** Straight-line interpolation shall apply between performance levels.

1

3.Definitions. Capitalized terms not defined herein shall have the meanings specified in the Plan, the Award Agreement or the Grant Notice, as the case may be. For purposes of this Appendix:

a.“Adjusted EBITDAR” means the Company’s net income plus (i) provision for income taxes, (ii) interest expense and (iii) depreciation and amortization expense (or EBITDA), as adjusted to deduct net income attributable to joint venture partners’ non-controlling interests, and excludes the effects of other non-operating losses (gains), restructuring, exit and acquisition-related costs, expenses incurred in connection with the implementation of Epic Systems (the Company’s integrated health information technology system), non-cash equity-based compensation expense, loss (income) from disposed operations, and rent expense payable to real estate investment trusts.

b.“Net Revenue” means the Company’s net revenue (as set forth on the Company’s financial statements for the applicable year).

4.Committee Certification. The Committee shall certify, in writing, the total number of PRSUs (rounded up to the nearest whole PRSU) that shall be earned, if any, with respect to the EBITDAR Goal and Revenue Goal (collectively, the “Performance Goal”) for the Performance Period. Such certification shall occur as soon as practicable following the completion of the Performance Period and in any event no later than March 15 of the calendar year following the completion of the Performance Period.

2

PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Grant Notice to which this Award Agreement is attached, the Company has granted to Participant the number of PRSUs set forth in the Grant Notice.
1GENERAL
1.Definitions. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice, including the Appendix to the Grant Notice (the “Appendix”). For purposes of this Award Agreement:
(a)“Cause” has the meaning provided in Participant’s employment agreement or offer letter, or if no such definition is provided, means one or more of the following has occurred: (i) Participant’s willful refusal to perform, or gross negligence in performing, the reasonable duties of Participant’s office, (ii) Participant’s conviction of or guilty plea to any crime punishable as a felony, or involving fraud or embezzlement, any crime involving moral turpitude or any crime in connection with the delivery of health care services, (iii) any act by Participant involving moral turpitude that materially affects the performance of his or her duties, (iv) Participant’s violation of the terms of a material policy of the Company or Affiliate applicable to such Participant, including policies related to alcohol, drug use or conduct, (v) Participant’s engagement in fraud, theft, misappropriation or embezzlement with respect to the Company or any of its Affiliates, (vi) Participant’s exclusion from participation in any “federal health care program” as defined in 42 U.S.C. § 1320a-7b(f) (including Medicare, Medicaid, TRICARE and similar or successor programs with or for the benefit of any governmental authority) or other debarment from contracting with any governmental authority, or (vii) Participant’s sanctioning by any federal or state governmental agency or department and/or being listed on the Health and Human Services Office of the Inspector General, Cumulative Sanctions Report, or excluded by the General Services Administration, as set forth on the List of Excluded Providers. Without limiting the foregoing, Participant’s employment shall be deemed to have terminated for Cause if, after the date of Participant’s Termination of Service, facts and circumstances are discovered that the Company determines would have constituted Cause as of that date, provided, however, that any such post-termination determination will be made promptly after discovery of such facts or circumstances and in no event more than one year after the date of Participant’s Termination of Service. In such event, if Participant vested in the PRSUs for a Termination of Service under the terms of this Award Agreement, then Participant shall be required to return to the Company the Shares received upon vesting of the PRSUs or repay to the Company the value of any Shares acquired upon vesting of the PRSUs which have been sold, with the repayment price based on the Fair Market Value of the Shares as of the applicable vesting event.
(b)“Disability” means Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than twelve (12) months.
(c)“Good Reason” has the meaning provided in Participant’s employment agreement or offer letter, or if no such definition is provided, means one or more of the following has occurred: (i) a material reduction in Participant’s base salary, (ii) a material reduction in Participant’s authority, duties or responsibilities, provided, however, that a change in job position (including a change in title) or reporting structure relating to Participant shall not be deemed a “material reduction” unless Participant’s new authority, duties or responsibilities are materially reduced from the prior authority, duties or responsibilities, or (iii) a relocation of Participant’s principal place of employment that results in an increase in Participant’s one-way driving distance by more than thirty (30) miles from Participant’s then current principal residence. In order to resign for Good Reason, Participant must provide written notice of the event giving rise to Good Reason to the Board within thirty (30) days after the condition arises, allow the

Company thirty (30) days to cure such condition, and if the Company fails to cure the condition within such period, Participant’s resignation from all positions Participant then held with the Company must be effective not later than thirty (30) days after the end of the Company’s cure period.
(d)“Retirement” means Participant’s voluntary Termination of Service due to his or her retirement as approved by the Committee at a time (i) that is more than twelve (12) months after the Grant Date, and (ii) when (A) Participant has attained age sixty five (65) and (B) Participant’s period of employment with or service to the Company or its Subsidiaries equals or exceeds five (5) years.
(e)“Qualifying Termination” means Participant’s Termination of Service (i) by the Company or its applicable Subsidiary without Cause or (ii) by Participant for Good Reason or due to his or her Retirement.
2.Incorporation of Terms of Plan. The PRSUs are subject to the terms and conditions set forth in this Award Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Award Agreement, the terms of the Plan shall control.
2GRANT OF PRSUs
1.Grant of PRSUs. In consideration of Participant’s past and/or continued service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of PRSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Award Agreement, subject to adjustment as provided in Section 12 of the Plan. Each PRSU represents the right to receive one Share at the times and subject to the conditions set forth herein, including to the extent the PRSUs are earned based on the achievement of the applicable Performance Goal in accordance with the Appendix. However, unless and until the PRSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the PRSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.
2.Consideration to the Company. In consideration of the grant of the PRSUs by the Company, Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan, the Grant Notice or this Award Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
3VESTING AND DELIVERY OF SHARES
1.Award Vesting.
(a)Subject to Participant’s continued employment with or service to the Company or a Subsidiary on the Vesting Date (as defined in the Appendix) and subject to the terms of this Award Agreement (including Section 2.2), the PRSUs shall vest in such amounts and at such times as are set forth in the Grant Notice and the Appendix.
(b)Notwithstanding the Grant Notice or the provisions of Section 3.1(a), in the event Participant incurs a Termination of Service due to Participant’s death or a Termination of Service by the Company due to Participant’s Disability, and

(i)such Termination of Service occurs prior to the conclusion of the Performance Period, then the PRSUs that have not become vested on or prior to the date of such Termination of Service will remain eligible to vest as of the conclusion of the Performance Period, subject to the achievement of the Performance Goals in accordance with the Appendix; or
(ii)such Termination of Service occurs on or after the conclusion of the Performance Period, the PRSUs that have not become vested on or prior to the date of such Termination of Service will vest upon such Termination of Service, based on the extent to which the Performance Goal was achieved in accordance with the Appendix.
(c)Notwithstanding the Grant Notice or the provisions of Section 3.1(a), in the event of Participant’s Qualifying Termination, and
(i)such Termination of Service occurs prior to the conclusion of the Performance Period, then a pro-rata amount of the PRSUs that have not become vested on or prior to the date of such Qualifying Termination, based on the period during the Vesting Period (as defined in the Appendix) that preceded such Qualifying Termination, will remain eligible to vest as of the conclusion of the Performance Period, subject to the achievement of the Performance Goal in accordance with the Appendix; or
(ii)such Termination of Service occurs on or after the conclusion of the Performance Period, then a pro-rata amount of the PRSUs that have not become vested on or prior to the date of such Qualifying Termination, based on the period during the Vesting Period (as defined in the Appendix) that preceded such Qualifying Termination, will vest upon such Termination of Service, based on the extent to which the Performance Goal was achieved in accordance with the Appendix.
(d)In the event Participant incurs a Termination of Service other than due to death, Disability or a Qualifying Termination, except as may be otherwise provided by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all PRSUs granted under this Award Agreement which have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such PRSUs which are not so vested shall lapse and expire.
2.Distribution or Payment of PRSUs. Participant’s PRSUs shall be distributed in Shares (either in book-entry form or otherwise) as soon as administratively practicable following the vesting of the applicable PRSUs pursuant to Section 3.1, and, in any event, within sixty (60) days following the lapse of the substantial risk of forfeiture with respect to the PRSUs (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A(as defined below)). Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of PRSUs if it reasonably determines that such payment or distribution will violate Federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided, further, that no payment or distribution shall be delayed under this Section 3.2 if such delay will result in a violation of Section 409A.
3.Tax Withholding. Notwithstanding any other provision of this Award Agreement:
(a)The Company and its Subsidiaries have the authority to deduct or withhold, or require Participant to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by law to be withheld with respect to any taxable event arising pursuant to this Award Agreement. The Company and its Subsidiaries may withhold or Participant may make such payment in one or more of the forms: (i) by cash or check made payable to the Company or the Subsidiary with respect to which the withholding obligation arises; (ii) by the deduction of such amount from other compensation payable to Participant; (iii) with respect to any withholding taxes arising in connection with the settlement of the PRSUs, with the consent of the Administrator, by requesting that the Company withhold a net number of Shares issuable upon the settlement of the PRSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the applicable withholding rates for federal, state, local and foreign income tax and payroll tax purposes; (iv) with respect to any withholding taxes arising in connection with the settlement of the PRSUs, with the consent of the Administrator, by tendering to the Company Shares having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the applicable withholding rates for federal, state, local and foreign income tax and payroll tax purposes; (v) with respect to any withholding taxes arising in connection with the settlement of the PRSUs, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable to Participant pursuant to the PRSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Subsidiary with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company or the applicable Subsidiary at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or (vi) in any combination of the foregoing; provided, however, if Participant is subject to Section 16 of the Exchange Act, the manner for determining tax withholding shall be determined by Participant in his or her sole discretion.
(b)With respect to any withholding taxes arising in connection with the PRSUs, in the event Participant fails to provide timely payment of all sums required pursuant to Section 3.3(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Sections 3.3(a)(ii) or 3.3(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate; provided, however, if Participant is subject to Section 16 of the Exchange Act, the tax withholding obligation shall be satisfied pursuant to Section 3.3(a)(iii) above. The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the settlement of the PRSUs to, or to cause any such Shares to be held in book-entry form by, Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the settlement of the PRSUs or any other taxable event related to the PRSUs, provided that such manner is listed among one of the foregoing forms.
(c)In the event any tax withholding obligation arising in connection with the PRSUs will be satisfied under Section 3.3(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those Shares then issuable upon the settlement of the PRSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company or the Subsidiary with respect to which the withholding obligation arises. Participant’s acceptance of these PRSUs constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 3.3(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any Shares to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 3.3(c) if such delay will result in a violation of Section 409A.
Participant is ultimately liable and responsible for all taxes owed in connection with the PRSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the PRSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant, vesting or settlement of the PRSUs or the subsequent sale of Common Stock. The Company and the Subsidiaries do not commit and are under no obligation to structure the PRSUs to reduce or eliminate Participant’s tax liability.
4.Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any Shares upon the settlement of the PRSUs or portion thereof prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such Common Stock is then listed, (b) the completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable, and (d) the receipt of full payment of any applicable withholding tax in accordance with Section 3.3 by the Company or its Subsidiary with respect to which the applicable withholding obligation arises.
5.Rights as Stockholder. Upon issuance of PRSUs, Participant shall have the right to receive Dividend Equivalents on a deferred basis and payable in cash, and, if determined by the Administrator, interest on, or the deemed reinvestment of, any deferred Dividend Equivalents, with respect to the number of Shares underlying the PRSUs subject to this Award; provided, however, that any Dividend Equivalents with respect to this Award shall be deposited with the Company and shall be subject to the same vesting conditions as the underlying PRSUs. Neither Participant nor any person or entity claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares issued upon settlement of the PRSUs unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such shares.
4OTHER PROVISIONS
1.Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Award Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Award Agreement.
2.PRSUs Not Transferable. The PRSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, or subject to the consent of the Administrator, pursuant to a DRO, unless and until the Shares underlying the PRSUs have been issued, and all restrictions applicable to such Shares have lapsed. Neither the PRSUs nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Administrator, the PRSUs may be transferred to Permitted Transferees pursuant to any conditions and procedures the Administrator may require.
3.Adjustments. The Administrator may accelerate the vesting of all or a portion of the PRSUs in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Common Stock contemplated by Section 12 of the Plan (including, without limitation, an extraordinary cash dividend on such Common Stock) (and subject to the terms of Section 3.1(e)), the Administrator may make such adjustments as the Administrator deems appropriate in the number of Shares subject to the PRSUs and the kind of securities that may be issued upon settlement of the PRSUs. Participant acknowledges that the PRSUs are subject to adjustment, modification and termination in certain events as provided in this Award Agreement and the Plan, including Section 12 of the Plan (subject to the terms of Section 3.1(e)).
4.Notices. Any notice to be given under the terms of this Award Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
5.Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
6.Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Award Agreement regardless of the law that might be applied under principles of conflicts of laws.
7.Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Award Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PRSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Award Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.
8.Amendment, Suspension and Termination. To the extent permitted by the Plan, this Award Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Award Agreement shall adversely affect the PRSUs in any material way without the prior written consent of Participant.
9.Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 4.2 and the Plan, this Award Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

10.Section 16 Persons. Notwithstanding any other provision of the Plan or this Award Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the PRSUs, the Grant Notice and this Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Award Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
11.Not a Contract of Employment. Nothing in this Award Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
12.Entire Agreement. The Plan, the Grant Notice and this Award Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
13.Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Award Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Award Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
14.Agreement Severable. In the event that any provision of the Grant Notice or this Award Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Award Agreement.
15.Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Award Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PRSUs, and rights no greater than the right to receive the Common Stock as a general unsecured creditor, as and when settled pursuant to the terms hereof.
16.Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.
17.Broker-Assisted Sales. In the event of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in Section 3.3(a)(v) or 3.3(c): (a) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation or settlement of the PRSUs, as applicable, occurs or arises, or as soon thereafter as practicable; (b) such

Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (c) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the proceeds of such sale exceed the applicable tax withholding obligation or exercise price, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (e) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation or exercise price; and (f) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company or its Subsidiary with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the Company’s or the applicable Subsidiary’s withholding obligation.
18.Clawback. The PRSUs awarded hereunder (including any proceeds, gains or other economic benefit actually or constructively received by Participant upon the receipt or resale of any Shares underlying such PRSUs) shall be subject to the provisions of any clawback policy implemented by the Company or required by Applicable Law, including, without limitation, any clawback policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such clawback policy was in place at the time of grant of this Award.